UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported):  May 12, 2011

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On May 12, 2011, Swift Energy Company and its wholly-owned subsidiary, Swift Energy Operating, LLC (collectively referred to herein as “Swift Energy” or the “Company”), entered into the First Amendment and Consent to the Second Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, and institutions named therein as lenders (the “Amendment”).  The Amendment was executed in conjunction with the Company’s semi-annual borrowing base review. The Company’s borrowing base was increased from $300 million to $400 million, and Swift Energy elected to retain the existing $300 million commitment amount. The increased borrowing base would allow Swift Energy, if it so chose, to increase its borrowings under the credit facility up to aggregate borrowings of $400 million with unanimous consent of the bank group (as it might change from time to time).  The credit facility provides liquidity to the Company to use to finance the exploration, development and/or acquisitions of oil and gas properties, as required, and for any other corporate purpose not prohibited under the Credit Agreement.

Pricing was also amended to establish the Eurodollar Rate borrowing margins at escalating rates of between 150 and 250 basis points and the Alternative Base Rate borrowing margins at escalating rates of between 50 and 150 basis points.  The Commitment Fee associated with the unfunded portion of the borrowing base remains set at 50 basis points.

The Amendment also extended the credit facility’s maturity date approximately 8 months to May 12, 2016

This description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.01
First Amendment and Consent to Second Amended and Restated Credit Agreement dated May 12, 2011, among Swift Energy Company, Swift Operating, LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 17, 2011

Swift Energy Company
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit Number	Description

10.01
First Amendment and Consent to Second Amended and Restated Credit Agreement dated May 12, 2011, among Swift Energy Company, Swift Operating, LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders party thereto.